Exhibit 10.7

EXECUTION COPY

FIRST AMENDMENT AND WAIVER

(Reimbursement Agreement)

THIS FIRST AMENDMENT AND WAIVER dated as of July 10, 2008 (this “Amendment”) amends the Second Amended and Restated Reimbursement Agreement dated as of November 8, 2007 (the “Reimbursement Agreement”) among ACE Limited (the “Parent”), certain subsidiaries thereof, various financial institutions and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Reimbursement Agreement.

WHEREAS, the Parent has informed the Administrative Agent that the Parent expects to re-domesticate to move its place of incorporation from the Cayman Islands to Switzerland; and

WHEREAS, the Parent has requested and the parties have agreed to amend the Reimbursement Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to the Reimbursement Agreement. Subject to the conditions set forth in Section 4, the Reimbursement Agreement is amended as set forth in this Section 1.

1.1 The recital of parties to the Reimbursement Agreement is amended by deleting the clause “, a Cayman Islands company” immediately following the phrase “among ACE Limited” in its entirety.

1.2 The last sentence of Section 2.01 is amended by adding the words “wholly-owned” immediately before the words “Subsidiary of the Parent” therein.

1.3 Section 5.01(e) is amended by adding the phrase “or if such disclosure would violate any applicable law” before the period at the end thereof.

1.4 The first sentence of Section 9.11(a) is amended by inserting the phrase “in the Borough of Manhattan” immediately after the phrase “court of the United States of America sitting” therein.

1.5 The first sentence of Section 9.11(b) is amended by adding the phrase “sitting in the Borough of Manhattan in New York City” immediately before the period at the end thereof.

SECTION 2. Waiver. The Required Banks waive any Default that may arise under Section 5.01(d) of the Reimbursement Agreement upon the re-domestication of the Parent to move its place of incorporation from the Cayman Islands to Switzerland in the third or fourth quarter of 2008 (the “Re-domestication”).

SECTION 3. Representations and Warranties. The Parent represents and warrants as follows:

3.1 Authorization. The execution, delivery and performance by the Parent of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or other

Person and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the memorandum of association, articles of association or by-laws (or any comparable document) of any Account Party or of any material agreement, judgment, injunction, order, decree or other instrument binding upon any Account Party or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of any Account Party or any of its Subsidiaries.

3.2 Enforceability. This Amendment constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors’ rights, the application of equitable principles, the non-availability of the equitable remedies of specific performance or injunctive relief and, with respect to matters of Swiss law, the limitations and qualifications set forth in the opinion letter referred to in Section 5 below.

3.3 Representations and Warranties; No Default. After giving effect to this Amendment: (a) each representation and warranty of the Account Parties contained in Section 4.01 of the Reimbursement Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date) and (b) no Default has occurred and is continuing.

SECTION 4. Effectiveness of Amendment. This Amendment (including the waiver set forth in Section 2) shall become effective as of the date set forth above when the Administrative Agent has received counterparts hereof signed by the Required Banks, Wachovia in its capacity as an Issuing Bank and the Parent; provided that the amendments set forth in Section 1 shall not become effective until the occurrence of the Re-domestication.

SECTION 5. Post-Closing Requirements. The Parent agrees that it will, within three Business Days after the effectiveness of the Re-domestication, deliver to the Administrative Agent (a) copies of the constitutional documents of the Parent as in effect after the Re-domestication, certified as being true and correct by an officer of the Parent; and (b) an opinion letter of Swiss counsel to the Parent substantially in the form of Exhibit A (and the Parent acknowledges and agrees that failure to timely deliver such items shall constitute an Event of Default).

SECTION 6. Continuing Effectiveness, etc. The Parent affirms that after giving effect to the Re-domestication and the effectiveness of this Amendment, the Reimbursement Agreement, as amended hereby, and each other Loan Document to which any Account Party is a party will remain in full force and effect and will continue to constitute a legal, valid and binding obligation of such Account Party, enforceable against such Account Party in accordance with its terms. Without limiting the foregoing, the Parent represents and warrants that (a) the Re-domestication will not interrupt the continued corporate existence of the Parent and (b) all of the assets, property, rights, liabilities and obligations of the Parent immediately prior to the Re-domestication (including all rights, liabilities and obligations of the Parent under the Loan Documents) will continue to be the assets, property, rights, liabilities and obligations of the Parent after the Re-domestication.

SECTION 7. Miscellaneous.

7.1 Effect of Amendment. After the effectiveness hereof, all references to the

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Reimbursement Agreement set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Reimbursement Agreement as amended hereby. Except as so amended, the Reimbursement Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The Parent agrees that the waiver described in Section 2 is limited to the specific terms thereof and shall not constitute or be deemed a waiver of any other Default or of any right or remedy arising as a result of any such other Default.

7.2 Construction. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

7.3 Incorporation of Certain Provisions. Sections 1.02, 9.03, 9.06, 9.11 and 9.12 of the Reimbursement Agreement shall apply hereto as if fully set forth herein, mutatis mutandis (it being understood that references therein to “this Agreement” or “the Loan Documents” are references to this Amendment).

7.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Administrative Agent of a signed counterpart hereof, or signature page hereto, by facsimile or e-mail (in a .pdf or similar file) shall be effective as delivery of an original manually-signed counterpart.

7.5 Further Assurances. Each Account Party shall, at the request of the Administrative Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

ACE LIMITED

The Common Seal of ACE Limited was hereunto affixed in the presence of:

Robert Cusumano, General Counsel & Secretary

Paul Medini, Chief Accounting Officer

Signature Page to First Amendment to

Ace / Wachovia Reimbursement Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as an Issuing Bank

By:
Name:
Title:

Signature Page to First Amendment to

Ace / Wachovia Reimbursement Agreement

[Type or Print Name of Financial Institution]

By:
Name:
Title:

Signature Page to First Amendment to

Ace / Wachovia Reimbursement Agreement